EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement No. 333-239672 on Form S-3 and registration statements No. 333-188010 and 333-266586 on Form S-8 of our reports dated February 29, 2024, with respect to the consolidated financial statements of United Parks & Resorts, Inc. (formerly SeaWorld Entertainment, Inc.) and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Orlando, Florida

February 29, 2024